UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  September 28, 2015
DLH Holdings Corp.
(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER:  0-18492

New Jersey	22-1899798
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3565 Piedmont Road, NE, Building 3 Suite 300
Atlanta, GA 30305
(Address and zip code of principal executive offices)

(866) 952-1647
(Registrant's telephone number, including area code)

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

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☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 28, 2015, DLH Holdings Corp. (the “Company”) entered into an agreement with Kevin Wilson, the President of its DLH Solutions subsidiary, to amend its current employment agreement with him to provide for a two year extension of the term of such agreement. After giving effect to this amendment, the Company’s employment agreement with Mr. Wilson will expire September 30, 2017. Additionally, effective as of October 1, 2015, pursuant to the employment agreement amendment, the base salary payable to Mr. Wilson will be $216,300 per annum. Other than as modified by this amendment, the provisions of the Company’s current employment agreement with Mr. Wilson remain in full force and effect in accordance with their terms.

In addition, on September 30, 2015, the Company entered into an agreement with John F. Armstrong, its Executive Vice President, to amend its current employment agreement with him to provide for a two year extension of the term of such agreement. After giving effect to this amendment, the Company’s employment agreement with Mr. Armstrong will expire November 30, 2017. Additionally, effective as of October 1, 2015, pursuant to the employment agreement amendment, the base salary payable to Mr. Armstrong will be $225,750 per annum. Other than as modified by this amendment, the provisions of the Company’s current employment agreement with Mr. Armstrong remain in full force and effect in accordance with their terms.

The foregoing description of the amendments to the Company’s employment agreements with Messrs. Wilson and Armstrong does not purport to be complete and is qualified in its entirety by reference to each of the amendments, which are annexed hereto as Exhibits 10.1 and 10.2 respectively.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Exhibit Title or Description
10.1	Amendment to Employment Agreement between the Company and Kevin Wilson
10.2	Amendment to Employment Agreement between the Company and John F. Armstrong

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DLH Holdings Corp.

By: /s/ Zachary C. Parker

Name: Zachary C. Parker
Title: Chief Executive Officer
Date: October 2, 2015

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment to Employment Agreement between the Company and Kevin Wilson
10.2	Amendment to Employment Agreement between the Company and John F. Armstrong